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                                 EXHIBIT 18(f)

      Amended Schedule A to the Distribution and Shareholder Services Plan











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                                                           Dated: July 16, 1997





                               Schedule A to the
                   Distribution and Shareholder Services Plan
                              dated March 12, 1997


Name of Funds                                                          Compensation*
-------------                                                          -------------

The AmSouth Prime Obligations Fund --              Annual rate of one percent (1.00%) of the
B Shares                                           average daily net assets of the AmSouth Prime
                                                   Obligations Fund


The AmSouth Limited Maturity Fund -- B             Annual rate of one percent (1.00%) of the
Shares                                             average daily net assets of the AmSouth
                                                   Limited Maturity Fund.


The AmSouth Bond Fund -- B Shares                  Annual rate of one percent (1.00%) of the
                                                   average daily net assets of the AmSouth Bond
                                                   Fund.


The AmSouth Government Income Fund --              Annual rate of one percent (1.00%) of the
B Shares                                           average daily net assets of the AmSouth
                                                   Government Income Fund.



The AmSouth Florida Tax-Free Fund -- B             Annual rate of one percent (1.00%) of the
Shares                                             average daily net assets of the AmSouth
                                                   Florida Tax-Free Fund.



The AmSouth Municipal Bond Fund -- B               Annual rate of one percent (1.00%) of the
Shares                                             average daily net assets of the AmSouth
                                                   Municipal Bond Fund.



The AmSouth Equity Fund -- B Shares                Annual rate of one percent (1.00%) of the
                                                   average daily net assets of the AmSouth Equity
                                                   Fund.


The AmSouth Regional Equity Fund -- B              Annual rate of one percent (1.00%) of the
Shares                                             average daily net assets of the AmSouth
                                                   Regional Equity Fund.






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



The AmSouth Balanced Fund-- B Shares                      Annual rate of one percent (1.00%) of the
                                                          average daily net assets of the AmSouth
                                                          Balanced Fund.


The AmSouth Capital Growth Fund -- B                      Annual rate of one percent (1.00%) of the
Shares                                                    average daily net assets of the AmSouth
                                                          Capital Growth Fund.


The AmSouth Small Cap Fund -- B Shares                    Annual rate of one percent (1.00%) of the
                                                          average daily net assets of the AmSouth Small
                                                          Cap Fund.


The AmSouth Equity Income Fund -- B                       Annual rate of one percent (1.00%) of the
Shares                                                    average daily net assets of the AmSouth Equity
                                                          Income Fund.





[SEAL]                                         AMSOUTH MUTUAL FUNDS

                                               By:   /s/ John Calvano
                                                  ------------------------
                                               Name: John Calvano

                                               Title: Secretary

                                               BISYS FUND SERVICES
                                               LIMITED PARTNERSHIP

                                               By:  BISYS Fund Services, Inc.
                                                        General Partner

                                               By:   /s/ J. David Huber
                                                  -------------------------

_________________
     * All fees are computed and paid monthly.



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